Exhibit 99.1

Finish Line Reports Fourth Quarter and Full Fiscal Year 2013 Results

INDIANAPOLIS, March 28, 2013 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the fourth quarter and fiscal year 2013, representing the 13 and 52 weeks ended March 2, 2013.

Fourth Quarter Results:

•	Consolidated net sales were $442.7 million.
•	Finish Line comparable store sales increased 0.7%.
•	Digital sales, which are included in the comparable store sales results, were up 21.0%.
•	On a GAAP basis, diluted earnings per share were $0.69.
•	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges, were $0.76.
•	Pre-tax impairment charge of $5.6 million, or $0.07 per diluted share, related to Digital platform and long-lived assets for certain stores.

Fiscal Year 2013 Results:

•	Consolidated net sales increased 5.4% to $1.44 billion.
•	Finish Line comparable store sales increased 5.9%.
•	Digital sales, which are included in the comparable store sales results, were up 25.1%.
•	On a GAAP basis, diluted earnings per share were $1.40.
•	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges, were $1.47.

As a reminder, the 53rd week of fiscal 2012 contributed $30.5 million of consolidated net sales and approximately $0.07 per diluted share to the fourth quarter and fiscal year ended March 3, 2012.

“While our fourth quarter performance was in-line with expectations, it was a challenging second half of the year for us,” commented Glenn Lyon, Chairman and Chief Executive Officer. “We experienced weakness in our running business at Finish Line and adjusted our operating platform and expenses to meet those market dynamics. Moving forward, we remain committed to our growth strategies and the investments required for our Finish Line, Macy’s and The Running Company businesses to drive long-term shareholder value. We are steadfast in our belief that technology will continue to drive broad changes in the retail landscape as we transform into a premier omni-channel retailer.”

Balance Sheet

As of March 2, 2013, consolidated merchandise inventories increased 10.6% to $243.8 million compared to $220.4 million as of March 3, 2012. For Finish Line, merchandise inventories increased 9.1%.

The company repurchased 1.3 million shares of its common stock in the fourth quarter, totaling $23.6 million. For the full year, Finish Line repurchased 3.9 million shares totaling $77.2 million. The company has 4.9 million shares remaining on its additional 5 million share authorization approved in January 2013.

As of March 2, 2013, the company had no interest-bearing debt and $227.0 million in cash and cash equivalents, compared to $307.5 million a year ago.

Outlook

For the fiscal year ending March 1, 2014, the Company currently expects Finish Line comparable store sales to be up slightly and earnings per share to increase mid-single digit percent over fiscal year 2013 Non-GAAP diluted earnings per share of $1.47.

Q4 Fiscal 2013 Conference Call Today, March 28, 2013 at 8:30 a.m.

The company will host a conference call for investors today, March 28, 2013, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #20256127.  The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #20256127.  This recording will be made available through Thursday, April 4, 2013. The replay will also be accessible online at www.finishline.com.

Annual Meeting July 18, 2013

The company’s Board of Directors has established July 18, 2013 as the date of the 2013 annual meeting of shareholders, with May 17, 2013 as the record date for this meeting.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The Company believes that these non-GAAP measures, including operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share, are helpful to investors because they allow for a more direct comparison of the Company’s year-over-year performance and are useful in assessing the Company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About Finish Line

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories.  Headquartered in Indianapolis, Finish Line has 655 stores in malls across the U.S., which includes Finish Line-branded shops in five Macy’s department stores, and employs more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates, through a venture with Gart Capital Partners, the Running Specialty Group, including 27 specialty running shops in eight states and the District of Columbia under The Running Company, Run On! and Road Runner banners. More information is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as, but not limited to, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “build,” “may,” “should,” “will,” “estimates,” “indication,” “potential,” “optimistic,” “confidence,” “momentum,” “continue,” “lead to,” “evolve,” “expand,” “growth” or words and phrases of similar meaning.  Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.  The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc.
	Consolidated Statements of Income
	(In thousands, except per share and store data)

	Thirteen Weeks Ended March 2, 2013	Fourteen Weeks Ended March 3, 2012	Fifty-Two Weeks Ended March 2, 2013	Fifty-Three Weeks Ended March 3, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$442,682	$456,260	$1,443,365	$1,369,259
Cost of sales (including occupancy costs)	287,237	286,737	958,921	889,130
Gross profit	155,445	169,523	484,444	480,129

Selling, general and administrative expenses	94,906	101,811	365,883	343,629
Store closing costs	250	226	671	1,191
Impairment charges	5,566	974	5,593	974
Operating income	54,723	66,512	112,297	134,335

Interest income, net	31	57	198	447
Income before income taxes	54,754	66,569	112,495	134,782

Income tax expense	21,281	24,649	43,314	49,978
Net income	33,473	41,920	69,181	84,804
Net loss attributable to redeemable noncontrolling interest	856	-	2,292	-
Net income attributable to The Finish Line, Inc.	$34,329	$41,920	$71,473	$84,804

Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.69	$0.80	$1.40	$1.59

Diluted weighted average shares	49,034	52,041	50,491	52,818

Dividends declared per share	$0.07	$0.06	$0.25	$0.21

Finish Line store activity for the period:
Beginning of period	651	648	637	664
Opened	2	-	29	4
Closed	(8)	(11)	(21)	(31)
End of period	645	637	645	637
Square feet at end of period			3,511,128	3,440,788
Average square feet per store			5,444	5,402

Running Company store activity for the period:
Beginning of period	25	19	19	-
Acquired	1	-	6	18
Opened	1	-	2	1
Closed	-	-	-	-
End of period	27	19	27	19
Square feet at end of period			80,195	57,302
Average square feet per store			2,970	3,016

	Thirteen Weeks Ended March 2, 2013	Fourteen Weeks Ended March 3, 2012	Fifty-Two Weeks Ended March 2, 2013	Fifty-Three Weeks Ended March 3, 2012

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	64.9	62.8	66.4	64.9
Gross profit	35.1	37.2	33.6	35.1

Selling, general and administrative expenses	21.4	22.3	25.3	25.1
Store closing costs	0.1	0.1	0.1	0.1
Impairment charges	1.2	0.2	0.4	0.1
Operating income	12.4	14.6	7.8	9.8

Interest income, net	-	-	-	-
Income before income taxes	12.4	14.6	7.8	9.8

Income tax expense	4.8	5.4	3.0	3.6

Net income	7.6	9.2	4.8	6.2
Net loss attributable to redeemable noncontrolling interest	0.1	-	0.2	-
Net income attributable to The Finish Line, Inc.	7.7%	9.2%	5.0%	6.2%

	Condensed Consolidated Balance Sheet

	March 2, 2013	March 3, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$226,982	$307,494
Merchandise inventories, net	243,770	220,405
Other current assets	20,942	24,849
Property and equipment, net	180,601	126,997
Other assets	34,127	31,751
Total assets	$706,422	$711,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$134,037	$138,683
Deferred credits from landlords	27,215	27,737
Other long-term liabilities	16,638	15,539
Redeemable noncontrolling interest	3,669	-
Shareholders' equity	524,863	529,537
Total liabilities and shareholders' equity	$706,422	$711,496

The Finish Line, Inc.
Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP
(In thousands)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	March 2, 2013	March 3, 2012	March 2, 2013	March 3, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Operating income, GAAP	$54,723	$66,512	$112,297	$134,335
Impairment charges	5,566	974	5,593	974
Operating income, Non-GAAP	$60,289	$67,486	$117,890	$135,309

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP
(In thousands)

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	March 2, 2013	March 3, 2012	March 2, 2013	March 3, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Net income attributable to The Finish Line, Inc., GAAP	$34,329	$41,920	$71,473	$84,804
Impairment charges	5,566	974	5,593	974
Tax effect on impairment charge	(2,176)	(371)	(2,187)	(371)
Net income attributable to The Finish Line, Inc., Non-GAAP	$37,719	$42,523	$74,879	$85,407

Reconciliation of Diluted EPS, GAAP to Diluted EPS, Non-GAAP

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	March 2, 2013	March 3, 2012	March 2, 2013	March 3, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.69	$0.80	$1.40	$1.59
Impairment charges	0.07	0.01	0.07	0.01
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.76	$0.81	$1.47	$1.60

* See Non-GAAP Financial Measures Disclosure Above

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914